                                                                   EXHIBIT 10.30

                                   AGREEMENT

     This Agreement (the "Agreement") is dated as of May 28, 1999 (the "Agreement Date"), and is entered into by and among (i) NetSelect, Inc., a Delaware corporation ("NetSelect"), (ii) RealSelect, Inc., a Delaware corporation ("RealSelect"), (iii) Realtors Information Network, Inc., an Illinois corporation ("RIN"), and (iv) the National Association of Realtors, an Illinois not-for-profit corporation ("NAR").

                                  BACKGROUND

     A. RealSelect and RIN are parties to an Operating Agreement dated as of November 26, 1996 (such agreement, as amended, referred to as the "Operating Agreement"). RealSelect, RIN, the NAR, and NetSelect are parties to that certain Agreement dated as of August 21, 1998 (the "August 1998 Agreement"). RIN and NAR also executed a Waiver and Consent dated August 21, 1998 (the "Waiver and Consent").

     B. Pursuant to Section 6.3(b) of the Operating Agreement, RealSelect is obligated to make certain payments to RIN of $1,000,000 (the "Free Operating Cash Flow Amount"). Under Section 1(c) of the August 1998 Agreement, RealSelect agreed to pay to RIN the remaining $200,000 of the Active Real Property Ads Amount (as defined in the August 1998 Agreement) and all of the Free Operating Cash Flow Amount (as defined in the August 1998 Agreement) no later than April 1, 1999 (together, the "Obligation"). As of the date of this Agreement, the Obligation has not been paid.

     C. Pursuant to the terms of Section 3.5 of that certain RealSelect, Inc. Stockholders Agreement dated as of November 26, 1996 by and among RealSelect, NetSelect, L.L.C. and RIN (as amended, the "RealSelect Stockholders Agreement"), the NAR (as successor in interest to the rights of RIN under the RealSelect Stockholders Agreement) has certain rights (the "Put Right") to require, upon the announcement by NetSelect of a Qualified Public Offering of NetSelect Common Stock (as defined in Section 4.2 of the RealSelect Stockholders Agreement), that NetSelect issue shares of NetSelect Convertible Preferred Stock or NetSelect Common Stock, as the case may be, in exchange for shares of RealSelect Common Stock held by NAR. RIN and the NAR executed a Waiver and Consent dated August 21, 1998, in which RIN and the NAR agreed, among other things, on the number of shares of NetSelect that RIN and/or NAR would be entitled to receive if NetSelect and RealSelect had merged as of that date.

     D. NetSelect intends to file a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to its IPO (as defined below).

     E. The parties desire to settle certain prior obligations of NetSelect and/or RealSelect to the NAR and/or RIN, and to issue to the NAR one share of Series A Preferred Stock of NetSelect, on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms shall have the meanings set forth below.

     "Amended NetSelect Restated Certificate" means the Amended and Restated Certificate of Incorporation of NetSelect, in substantially the form attached hereto as Exhibit B with such changes or additions thereto as NetSelect may approve after the date of this Agreement which do not affect the interests of RIN or the NAR in a manner differently from other stockholders of NetSelect.

     "Closing Date" shall mean the closing of the IPO or, if later, a date no later than two business days after the closing of the IPO on which the Amended NetSelect Restated Certificate is filed with the Delaware Secretary of State.

"IPO" means the initial underwritten public offering of NetSelect's Common
Stock.

"RealSelect Bylaws" means the Bylaws of RealSelect as in effect on the date of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Preferred" means the share of Series A Preferred Stock of NetSelect that is authorized by the Amended NetSelect Restated Certificate.

     Share and per share amounts in this Agreement give effect to the two-for-one split of the NetSelect Common Stock effected earlier in 1999, and, to the extent not issued by the record date for such event, shall be adjusted appropriately for any stock split or reverse stock split of NetSelect stock that may occur between the Agreement Date and the Closing Date.

2.   Amendment of RealSelect Bylaws. The parties hereby approve an amendment to
Article III, Section 6 of the RealSelect Bylaws so that such section provides in its entirety as set forth on Exhibit C.

3. Settlement of the Obligation. (i) On the Closing Date, NetSelect shall issue to NAR one share of Series A Preferred, for a purchase price of $1.00 payable in cash, and (ii) effective as of the Agreement Date, NetSelect shall issue to NAR 75,000 shares of NetSelect Common Stock (the "Shares") at a purchase price of $8.00 per share for an aggregate purchase price of $600,000 (the "Purchase Price"). Payment of the purchase price for the Shares shall be by cancellation of a portion of the Obligation equal to the Purchase Price. NetSelect will pay the remaining $600,000 of the Obligation no later than five business days following the Closing Date. NAR and RIN acknowledge and agree that upon delivery of the Shares and payment of the remaining Obligation as provided in the preceding sentence, the Obligation shall be deemed fully satisfied. In connection with the issuance of the Shares, NAR and/or RIN, as the case may be, agrees to execute and deliver to NetSelect a customary purchase agreement with customary investment representations relating to the issuance of the Shares, which agreement shall be in substantially the form of Exhibit A attached hereto.

4. Put Right. Each of NAR and RIN agrees that on the Closing Date it hereby exercises its Put Right to exchange all shares (and all rights to acquire shares) of RealSelect that it owns or has rights to acquire for shares of NetSelect Common Stock, except for one-half of one share of RealSelect Common Stock issuable to NAR and/or RIN pursuant to Section 1(b) of the August 1998 Agreement (as so defined in the August 1998 Agreement, the "RealSelect Shares") which, by virtue of the last sentence of Section 1(b) of the August 1998 Agreement, are not subject to the Put Right. If not theretofore issued, the RealSelect Shares shall be issued on the Closing Date. Notwithstanding the preceding sentence, if NetSelect and RealSelect complete a merger of the two companies within twelve (12) months of the Agreement Date, then in connection with the closing of such transaction such unexchanged RealSelect Shares shall (pursuant to the Put Right) be converted into a total of 49,926 shares of NetSelect Common Stock. NAR and RIN agree that the number of shares of NetSelect Common Stock that NAR has the right to receive pursuant to exercise of its Put Right pursuant to the RealSelect Stockholders Agreement and this Agreement is 1,566,906 shares of NetSelect Common Stock. NAR agrees that this Section 4 supersedes the provisions of Section 3.5 of the RealSelect Stockholders Agreement, as applied to the IPO.

5. NetSelect Restated Certificate. NAR agrees to vote any shares of NetSelect that it owns in favor of the Amended NetSelect Restated Certificate. NetSelect agrees that its certificate of incorporation in effect immediately after the Closing Date will include provisions relating to the Series A Preferred similar in all respects to the provisions in the Amended NetSelect Restated Certificate attached hereto as Exhibit B.

6. Cooperation; Further Actions. Each party agrees to take such further actions, and execute such further agreements as the other party may reasonably request in order to carry out the intent of the foregoing provisions.

     7.   Miscellaneous Provisions.

7.1 Third Party Beneficiary. No provision of this Agreement is intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies hereunder.

7.2 Further Documents. The parties hereto shall execute and deliver any and all documents or legal instruments necessary or desirable to carry out the provisions of this Agreement.

7.3 Binding Agreement; Entire Agreement; Successors and Assigns. This Agreement shall be binding upon the parties, and their respective successors and assigns. This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement between the parties concerning the subject matter hereof is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4 Governing Law; Consent to Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Delaware, as applied to contracts entered into and to be performed entirely within the State of Delaware. In any action by NAR or RIN against NetSelect or RealSelect, the parties consent to the exclusive jurisdiction and venue of the Federal and State Courts located in Los Angeles, California for purposes of any proceeding arising out of or relating to this Agreement, and agree that service of process in any such action may be made by means of delivery of notices in the manner provided in this Agreement; and in any action by NetSelect or RealSelect against RIN or NAR, the parties consent to the exclusive jurisdiction and venue of the Federal and State Courts located in Chicago, Illinois, for purposes of any proceeding arising out of or relating to this Agreement, and agree that service of process in any such action may be made by means of delivery of notices in the manner provided in this Agreement.

7.5 Amendment; Waiver. This Agreement or any provision hereof may be amended, waived, discharged or altered in any manner, but any such change shall become effective only if, when and to the extent it is reduced to a writing signed by all of the parties. Any party may waive one or more of the provisions of this Agreement as to itself by means of a written instrument.

7.6 No Continuing Waiver. No waiver of any default or breach of this Agreement shall be determined a continuing waiver or a waiver of any other breach or default hereunder.

7.7 Severability. If any provision of this Agreement is determined to be invalid or unenforceable, it shall be enforced to the extent possible, and the other provisions of this Agreement shall continue in effect.

7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of will shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

7.10 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered personally, one business day after transmission by facsimile with confirmation of receipt, one business day after deposit with a reputable national overnight courier service for overnight delivery, or four days after deposit in the United States mail, certified with return receipt requested, to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):
if to NAR or RIN:
at the address set forth below NAR's or RIN's signature, as the case may be, on the signature page hereto;
if to NetSelect:
NetSelect, Inc.
225 W. Hillcrest Drive, Suite 100
Thousand Oaks, CA 91360
Attn: President
Facsimile: (805) 557-8200

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.
NETSELECT, INC.
REALSELECT, INC.

By: /s/ Stuart Wolff
Name:  Stuart Wolff, Ph.D.
Title:  Chief Executive Officer

REALTORS INFORMATION NETWORK, INC.

By: /s/ Robert A. Goldberg
Name: Robert A. Goldberg
Title: CEO
Address:

430 North Michigan Avenue
Chicago, Illinois 60611-4087
Attention:  President and Chief Executive Officer
Fax No:  (312) 329-8539

NATIONAL ASSOCIATION OF REALTORS(R)

By: /s/ Terrence M. McDermott
Name: Terrence M. McDermott
Title: Executive Vice President
Address:

430 North Michigan Avenue
Chicago, Illinois  60611-4087
Attention:  General Counsel
Fax No:  (312) 329-8256


                                   EXHIBIT A
                           STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") is dated as of May 28, 1999 (the "Agreement Date") and is entered into by and among NetSelect, Inc. ("NetSelect" or the "Company"), a Delaware corporation, and the National Association of Realtors ("Purchaser").

                                  BACKGROUND

A. Purchaser and NetSelect, among other parties, are parties to an Agreement dated as of May 28, 1999 (the "May 1999 Agreement").

B. The Company desires to issue and sell to the Purchaser, and Purchaser desires to purchase, one share of Series A Preferred Stock of NetSelect ("Series A Preferred"), and 75,000 shares (the "Shares") of Common Stock of the Company ("Common Stock") (the Shares and the share of Series A Preferred referred to collectively as the "Securities"), at the times and prices, and on the other terms and conditions, set forth in this Agreement.

C. Capitalized terms not defined herein will have the meanings given to those terms in the May 1999 Agreement.

                                   AGREEMENT

The parties agree as follows:

1.   Purchase Of Securities.

1.1 Purchase and Sale of Series A Preferred and the Shares. On the Closing Date and subject to the terms and conditions of this Agreement, Purchaser shall purchase from the Company, and the Company hereby sells to Purchaser, one share of Series A Preferred at a purchase price of $1.00 per share payable in cash. Effective as of the Agreement Date, Purchaser shall purchase from the Company, and the Company shall sell to Purchaser, the Shares at a purchase price per Share equal to 8.00 per Share, for an aggregate purchase price of $600,000 (the "Purchase Price").

1.2 Closing; Payment of Purchase Price. The closing of the purchase and sale of the Shares contemplated by this Agreement shall occur at a place and time mutually agreeable to NetSelect and Purchaser, but in all events within five business days of the Agreement Date. The Closing of the sale of the share of Series A Preferred shall occur on the Closing Date. The Purchase Price for the Shares shall be paid by means of cancellation of $600,000 of the Obligation.

1.3 Accredited Investor Requirements. Purchaser hereby represents to NetSelect that Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D, being a corporation, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5 million.

1.4 Deliveries by the Company. After its receipt of the entire Purchase Price and all the documents to be executed and delivered by Purchaser to the Company under this Agreement, the Company will issue duly executed stock certificates evidencing the Securities in the name of Purchaser, registered in Purchaser's name.

2. Representations. Purchaser represents to NetSelect that the following statements are true and correct in all respects:

2.1 Purchaser's Qualifications. Purchaser has a preexisting personal or business relationship with the Company and/or certain of its officers and/or directors of a nature and duration sufficient to make Purchaser aware of the character, business acumen and general business and financial circumstances of the Company and/or such officers and directors. By reason of Purchaser's business or financial experience, Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Restricted Securities.

Investment Representations.

The Purchaser is receiving the Securities for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Securities.

The Purchaser has received or has had full access to all the information the Purchaser considers necessary or appropriate to make an informed investment decision with respect to the Securities receivable by the Purchaser pursuant to the Agreement.

The Purchaser understands that the acquisition of the Securities involves substantial risk. The Purchaser understands that the Securities, are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from NetSelect in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such Securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser understands that NetSelect is under no obligation to register any of the Securities. The Purchaser understands that no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist therefor.

Without in any way limiting the representations set forth above or any other provisions in any other agreements to which the Purchaser is a party or by which the Purchaser or the Securities are bound, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until: there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or the Purchaser shall have notified NetSelect of the proposed disposition and shall have furnished NetSelect with a statement of the circumstances surrounding the proposed disposition, and, if such disposition is made within two years of the Closing Date or if the securities proposed to be transferred cannot be transferred pursuant to Rule 144(k), at the expense of the Purchaser or its transferee, with an opinion of counsel, reasonably satisfactory to NetSelect, that such disposition will not require registration of such Securities under the Securities Act.

e. It is understood that the certificates evidencing the Securities may bear the legends set forth below:

       (1) The Shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of certain states. These Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption therefrom. investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these Shares may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable state securities laws.

       (2) Any legend required by any state securities laws, or any other legend that NetSelect reasonably determines is necessary or advisable.

The legend set forth in clause (1) above shall be removed by NetSelect from any certificate evidencing Shares if requested by the original holder thereof at any time on or after the second anniversary of the Closing Date (provided that such shares can be sold without restrictions pursuant to Rule 144(k)) or upon delivery to NetSelect of an opinion by counsel, reasonably satisfactory to NetSelect, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which NetSelect issued the Shares.

2.4 Refusal to Transfer. The Company will not be required to (i) transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such Shares, or to accord the right to vote or pay dividends, to any purchaser or other trustee to whom such Shares have been so transferred.

3. Further Representations and Warranties of Purchaser. Purchaser, represents and warrants to the NetSelect that each of the following statements is true and correct:

(i) Purchaser has all right, power and authority to enter into and perform its obligations set forth in this Agreement in accordance with its terms;

(ii) the execution, delivery and performance of this Agreement (and the other agreements contemplated hereby) by Purchaser has been authorized and approved by all necessary corporate or other action of Purchaser;

(iii) the person executing this Agreement (and the other agreements contemplated hereby) on behalf of Purchaser has the authority and power to execute and deliver the Agreement (and the other agreements contemplated hereby) on behalf of Purchaser; and this Agreement (and the other agreements contemplated hereby) constitutes a valid and legally binding obligation of Purchaser, enforceable agains t Purchaser in accordance with its terms.

4. Securities Law Matters. This Agreement does not constitute an offer to sell or solicitation of an offer to buy any Shares in any jurisdiction where it is unlawful to make such offer or solicitation, and no issuance of Shares or offer or agreement to do any of the foregoing, is made hereby that would be in violation of the securities or "blue sky" laws of any jurisdiction.

THE SALE OF THE SHARES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SHARES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SHARES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

5.   Miscellaneous.

5.1 Governing Law; Consent to Jurisdiction. This Agreement shall be governed in all respects by the laws of the state of Delaware applicable to contracts entered into and performed entirely within Delaware. In any action by Purchaser against the Company, the parties consent to the exclusive jurisdiction and venue of the Federal and State Courts located in Los Angeles, California for purposes of any proceeding arising out of or relating to this Agreement, and agree that service of process in any such action may be made by means of delivery of notices in the manner provided in this Agreement; and in any action by the Company against Purchaser, the parties consent to the exclusive jurisdiction and venue of the Federal and State Courts located in Chicago, Illinois, for purposes of any proceeding arising out of or relating to this Agreement, and agree that service of process in any such action may be made by means of delivery of notices in the manner provided in this Agreement.

5.2 Assignment. Neither this Agreement nor any obligation arising hereunder may be assigned (voluntarily, by operation of law or otherwise), in whole or in part, by Purchaser without the prior written consent of NetSelect. Improper assignments are void. NetSelect may assign this Agreement in whole or in part without the consent of Purchasers.

5.3 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit, the parties and their respective successors and permitted assigns, subject to paragraph 5.2 above.

5.4 Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings, communications or agreements, whether written or oral, regarding such subject matter.

5.5 Amendment. Any provision of this Agreement may be amended, waived or modified, either retroactively or prospectively, only by a written instrument signed by NetSelect and Purchaser.

5.6 Notices. All notices or other communications given under this Agreement shall be in writing and shall be delivered in person, by first class mail, by national overnight courier service, or facsimile, addressed as follows:

If to Purchaser:

To the address for the Purchaser set forth on the signature page hereto.

If to NetSelect or RealSelect:

225 West Hillcrest Drive, Suite 100
Thousand Oaks, CA 91360
Attn:  General Counsel
Telephone: (805) 557-2300
Facsimile: (805) 557-2680

Either party may change its address or addressee for the purpose of this Agreement by notice. Notices or other communications shall be deemed given or delivered upon receipt if delivered in person, four (4) days after deposit in the mails, one (1) business day after deposit with a reputable overnight courier service, or one (1) business day after transmission if delivered by facsimile with confirmation of receipt.

5.7 Waiver. No waiver by either party of any breach or default by any other shall be deemed a waiver of any other breach or default.

5.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by both parties and delivered to the other party.


[Remainder of this page intentionally left blank]
IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


                              NETSELECT, INC.


                              By: /s/ Stuart Wolff
                              Name:
                              Title:

PURCHASER


NATIONAL ASSOCIATION OF
REALTORS(R)                              Address:

By: /s/ Terrence M. McDermott       430 North Michigan Avenue
                                    Chicago, Illinois  60611-4087
Name: Terrence M. McDermott             Attention:  General Counsel
     ------------------------       Fax No:  (312) 329-8256


Title: Executive Vice President

                                   EXHIBIT B
             Amended and Restated Certificate of Incorporation of
                                NetSelect, Inc.

                                   EXHIBIT C
                  Article III, Section 6 of RealSelect Bylaws

SECTION 6. QUORUM, VOTING AND ADJOURNMENT. A majority of the total number of directors or any committee thereof shall constitute a quorum for the transaction of business. The affirmative vote by at least six-sevenths (6/7) of the entire Board of Directors shall be required to approve the following actions: (i) mergers, consolidations, reorganizations, or sales, leases or exchanges of all or substantially all of the assets of the Corporation; and (ii) any change in the business purpose of the Corporation. The affirmative vote by at least four-sevenths (4/7) of the entire Board of Directors (including, in such four-sevenths, at least one Director nominated by NAR) shall be required to approve the following actions: (i) amendments of the Corporation's Certificate of Incorporation or By-laws; (ii) approval of the annual budget of the Corporation (which shall specify the issues addressed and conclusions reached); provided, however, that in the event that an annual budget shall not be approved pursuant to this Article III, Section 6, the last annual budget of the Corporation duly approved by the Board, adjusted to the Consumer Price Index for urban consumers (CPI-U) as of the date of the end of the last fiscal year, shall be the annual budget of the Corporation until such time as the Board of Directors shall duly approve a new annual budget; (iii) salary reviews, bonuses, and staff changes for executive officers of the Corporation; (iv) investments, loans, mortgages, pledges of corporate assets or other transactions not set forth in the annual budget in which the amount involved exceeds $2,500,000; (v) incurrences, assumptions, guarantees or cancellations of indebtedness for money borrowed or other liabilities not set forth in the annual budget in which the amount exceeds $2,500,000; (vi) approval of transactions with affiliates, stockholders, employees, and relatives of affiliates, stockholders and employees, including any employment or consulting agreements, that exceed $100,000 per annum, provided, however, that no interested director shall vote on any such action;
(vii) the establishment of, and the appointment of members to, any committees of the Board of Directors; (viii) issuance of any equity securities of the Corporation, or any securities exchangeable or convertible into equity securities or measured by earnings or profits of the Corporation, or any redemption, repurchase or other acquisition for value of any equity security of the Corporation by the Corporation, provided, however, the approval of the NAR Director shall not be required for the issuance of equity securities by the Corporation at a price per share that would establish an aggregate value for such equity securities outstanding immediately prior to the consummation of such issuance of at least fifteen million dollars ($15,000,000); (ix) a firmly underwritten public offering of at least twenty percent (20%) of the shares of the Corporation pursuant to an effective registration statement covering the offer and sale of such shares with an aggregate offering price of at least $7,000,000; and (x) declaration of dividends or other distributions to stockholders; provided, however, that any declaration of dividends or distributions to NetSelect shall require the prior approval of NetSelect, Inc., a Delaware corporation. Unless otherwise required by law or provided herein, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.